                                             EX-99.B(g)mcgpca

                            CUSTODIAN AGREEMENT

                      Dated as of __________, 2003

                                 Between

                             UMB BANK, N.A.

                                   and

                         W&R TARGET FUNDS, INC.
                            on behalf of the
                   MICRO CAP GROWTH PORTFOLIO series

                             Table of Contents

ARTICLE

I.  Appointment of Custodian

II. Powers and Duties of Custodian

    2.01   Safekeeping
    2.02   Manner of Holding Securities
    2.03   Purchase of Assets
    2.04   Exchanges of Securities
    2.05   Sales of Securities
    2.06   Depositary Receipts
    2.07   Exercise of Rights, Tender Offers, Etc.
    2.08   Stock Dividends, Rights, Etc.
    2.09   Options
    2.10   Futures Contracts
    2.11   Borrowing
    2.12   Interest Bearing Deposits
    2.13   Foreign Exchange Transactions
    2.14   Securities Loans
    2.15   Collections
    2.16   Dividends, Distributions and Redemptions
    2.17   Proceeds from Shares Sold
    2.18   Proxies, Notices, Etc.
    2.19   Bills and Other Disbursements
    2.20   Nondiscretionary Functions
    2.21   Bank Accounts
    2.22   Deposit of Fund Assets in Securities System
    2.23   Other Transfers
    2.24   Establishment of Segregated Account
    2.25   Custodian's Books and Records
    2.26   Opinion of Fund's Independent Certified Public Accountants
    2.27   Reports by Independent Certified Public Accountants
    2.28   Overdraft Facility

III. Proper Instructions, Special Instructions and Related Matters

    3.01   Proper Instructions and Special Instructions
    3.02   Authorized Persons
    3.03   Persons Having Access to Assets of the Portfolios
    3.04   Actions of Custodian Based on Proper
           Instructions and Special Instructions

IV. Subcustodians

    4.01   Domestic Subcustodians
    4.02   Foreign Sub-Subcustodians and Interim Sub-Subcustodians
    4.03   Special Subcustodians
    4.04   Termination of a Subcustodian
    4.05   Certification Regarding Foreign Sub-Subcustodians

V.  Standard of Care, Indemnification

    5.01   Standard of Care
    5.02   Liability of the Custodian for Actions of Other Persons
    5.03   Indemnification by Fund
    5.04   Investment Limitations
    5.05   Fund's Right to Proceed
    5.06   Indemnification by Custodian
    5.07   Custodian's Right to Proceed

VI.  Compensation

VII. Termination

VIII. Defined Terms

IX. Miscellaneous

    9.01   Execution of Documents, Etc.
    9.02   Representations and Warranties
    9.03   Entire Agreement
    9.04   Waivers and Amendments
    9.05   Interpretation
    9.06   Captions
    9.07   Governing Law
    9.08   Notices
    9.09   Assignment
    9.10   Counterparts
    9.11   Confidentiality; Survival of Obligations

Appendix A

                            CUSTODIAN AGREEMENT

     AGREEMENT made as of the ____ day of ________, 2003 between W&R Target
Funds, Inc., on behalf of the Micro Cap Growth Portfolio series (the
"Fund"), as may be amended from time to time, and UMB Bank, n.a. (the
"Custodian").

                                WITNESSETH

     WHEREAS, the Fund desires to appoint the Custodian as custodian on behalf of the Fund in accordance with the provisions of the Investment
Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, under the terms and conditions set forth in this
Agreement, and the Custodian has agreed so to act as custodian.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE I
                        APPOINTMENT OF CUSTODIAN

     Subject to the terms and provisions of this Agreement, the Fund hereby employs and appoints the Custodian as a custodian of the cash, securities and other assets owned by the Fund and deposited from time to time with the
Custodian ("Assets"). The Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, Assets during the term of this
Agreement. The Custodian is authorized to act under the terms and conditions of this Agreement as the Fund's agent and shall be representing the Fund when acting within the scope of this Agreement. The Custodian hereby accepts such appointment as custodian and shall perform the duties and responsibilities set forth herein on the terms and conditions set forth herein.

                                 ARTICLE II
                     POWERS AND DUTIES OF CUSTODIAN

     As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with
Article IV hereof, the Custodian may appoint one or more Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the
Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian so appointed.

     Section 2.01.   Safekeeping. The Custodian shall accept delivery of
and keep safely the Assets in accordance with the terms and conditions hereof on behalf of the Fund.

     Section 2.02.   Manner of Holding Securities.

     (a)  The Custodian shall at all times hold securities of the Fund either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or
(ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22 below.

     (b)  The Custodian may at all times hold registered securities of the
Fund in the name of the Fund or the Fund's nominee, or in the nominee name of the Custodian unless specifically directed by Proper Instructions (as hereinafter defined) to hold such registered securities in so-called street name; provided that, in any event, all Assets shall be held in an account of the Custodian containing only assets of the Fund. Notwithstanding the foregoing, unless it receives Proper Instructions to the contrary, the
Custodian shall register all securities in the name of the Custodian's nominee as authorized by the Fund. All securities held directly or indirectly by the Custodian hereunder shall at all times be identifiable on the records of the Custodian. Except as otherwise provided herein, the
Custodian shall keep the Assets physically segregated from those of other persons or entities. The Custodian shall execute and deliver all certificates and documents in connection with registration of securities as may be required by the applicable provisions of the Internal Revenue Code, the laws of any State or territory of the United States and the laws of any jurisdiction in which the securities are held.

     Section 2.03.   Purchase of Assets.

     (a)  Security Purchases. Upon receipt of Proper Instructions, the
Custodian shall pay for and receive securities purchased for the account of the Fund, provided that payment shall be made by Custodian only upon receipt of the securities:  (a) by the Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) by a Securities System. Notwithstanding the foregoing, upon receipt of Proper Instructions:  (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account
(as hereinafter defined) maintained with such Securities System by the
Custodian, provided that the Custodian's instructions to the Securities
System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-
entry of the securities underlying the repurchase agreement into the
Account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or transaction; and (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the
Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by
Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an
"Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

     (b)  Other Asset Purchases. Upon receipt of Proper Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of the Fund as provided in Proper
Instructions.

     Section 2.04.   Exchanges of Securities. Upon receipt of Proper
Instructions, the Custodian shall exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities for transfer into the name of the Fund, the Fund's nominee or the nominee name of the
Custodian as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian.

     Section 2.05.   Sales of Securities. Upon receipt of Proper
Instructions, the Custodian shall make delivery of securities which have been sold for the account of the Fund, but only against payment therefor in the form of:  (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the
Custodian is a member; or (c) credit to the Account of the Custodian with a
Securities System, in accordance with the provisions of Section 2.22 hereof. Notwithstanding the foregoing:  (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of
America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (ii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such securities by the broker or its clearing agent, and provided further that, subject to the standard of care set forth in Article V hereof, the
Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

     Section 2.06.   Depositary Receipts. Upon receipt of Proper
Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or
International Depositary Receipts (hereinafter referred to, collectively , as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the
Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the
Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

     Section 2.07.   Exercise of Rights, Tender Offers, Etc. Upon receipt
of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b)
deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the
Custodian, or the tendered securities are to be returned to the Custodian.
Notwithstanding any provision of this Agreement to the contrary, the
Custodian shall promptly notify the Fund in writing of (i) any default in payment of funds on securities; (ii) any securities that have matured, been called or redeemed; and (iii) to the extent the Custodian has notice which is contained in services to which it normally subscribes for such purposes, or actual knowledge if not contained in such services, any other default involving securities; and all announcements of defaults, bankruptcies, reorganizations, mergers, consolidations, recapitalizations or rights or privileges to subscribe, convert, exchange, put, redeem or tender securities held subject to this Agreement. The Custodian shall, following receipt or knowledge, convey such information to the Fund in a timely manner based upon the circumstances of each particular case. Whenever any such rights or privileges exist, the Fund will, in a timely manner based upon the circumstances of each particular case, provide the Custodian with
Proper Instructions. Absent the Custodian's timely receipt of Proper
Instructions, the Custodian shall not be liable for not taking any action or not exercising such rights prior to their expiration unless such failure is due to Custodian's failure to give timely notice to the Fund in accordance with this Section 2.07.

     Section 2.08.   Stock Dividends, Rights, Etc. The Custodian shall
receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

     Section 2.09.   Options. Upon receipt of Proper Instructions and in
accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund relating to compliance with the rules of the Options Clearing Corporation (the "OCC") or of any
registered national securities exchange or similar organization(s), the
Custodian shall:  (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option by the Fund; (b)
deposit and maintain in a segregated account, securities (either physically or by book-entry in a Securities System), cash or other Assets; and (c)
pay, release and/or transfer such securities, cash or other Assets in accordance with any such agreement and with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the OCC, the securities or options exchange on which such options are traded or such other organization as may be responsible for handling such option transactions. The Fund and the broker-dealer shall be responsible for determining the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract; provided, however, that the Custodian shall be liable for performance of its duties under this Agreement and in accordance with
Proper Instructions, and shall be liable for performance of its duties under any other agreement between the Custodian, any registered broker-
dealer and, if necessary, the Fund. Notwithstanding anything herein to the contrary, if the Fund issues Proper Instructions to sell a naked option
(including stock index options), then as part of the transaction, the
Custodian, the Fund and the broker-dealer shall have entered into a tri-
party agreement, as described above.

     Section 2.10.   Futures Contracts. Upon receipt of Proper
Instructions, or pursuant to the provisions of any futures margin procedural agreement among the Fund, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall: (a)
receive and retain confirmations, if any evidencing the purchase of or sale of a futures contract or an option on a futures contract by the Fund; (b)
deposit and maintain in a segregated account cash, securities and other
Assets designated as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of the Commodity
Futures Trading Commission and/or any commodity exchange or contract market
(such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such
Procedural Agreements. The Fund and such futures commission merchant shall be responsible for determining the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms; provided, however, that the
Custodian shall be liable for performance of its duties under this
Agreement and in accordance with Proper Instructions, and shall be liable for performance of its duties under any Procedural Agreement.

     Section 2.11.   Borrowing. Upon receipt of Proper Instructions, the
Custodian shall deliver securities of the Fund to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund and the Custodian, as collateral for borrowings effected by the Fund, provided that such borrowed money is payable by the lender (a) to or upon the
Custodian's order, as Custodian for the Fund, and (b) concurrently with delivery of such securities.

     Section 2.12.   Interest Bearing Deposits. Upon receipt of Proper
Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest
Bearing Deposits") for the account of the Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of the Fund with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as
"Banking Institutions")  and in such amounts as the Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be
denominated in U.S. Dollars or other currencies, as the Fund may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the Assets of the Fund appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits
accepted on the Custodian's books in the United States shall be that of a
U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts;
and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions and the terms and conditions of this Agreement, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each such
Interest Bearing Deposit account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

     Section 2.13.   Foreign Exchange Transactions.

     (a)  Foreign Exchange Transactions Other than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Proper Instructions. The Fund accepts full responsibility  for its use of third party foreign exchange brokers (any dealer other than the Foreign Subcustodian) (as hereinafter defined) and for execution of said foreign exchange contracts and understands that the
Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange unless such loss, damage, or expense is caused by, or results from the negligence, misfeasance or misconduct of the
Custodian. Notwithstanding the foregoing, the Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The
Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

     (b)  Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal.
However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions, upon receipt of Proper
Instructions, the Custodian shall enter into foreign currencies for spot and future delivery on behalf of and for the account of the Fund with the
Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

     (c)  Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

     Section 2.14.   Securities Loans. Upon receipt of Proper Instructions,
the Custodian shall, in connection with loans of securities by the Fund, deliver securities of the Fund to the borrower thereof and may, except as otherwise provided below, deliver such securities prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the
Securities System shall require that the Securities System deliver the securities of the Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall retain on the Fund's behalf the right to any dividends, interest or distribution on such loaned securities and any other rights specified in Proper Instructions. Upon receipt of Proper Instructions and the loaned securities, the Custodian will release the collateral to the borrower.

     Section 2.15.   Collections. The Custodian shall: (a) collect amounts
due and payable to the Fund with respect to portfolio securities and other
Assets; (b) promptly credit to the account of the Fund all income and other payments relating to portfolio securities and other Assets held by the
Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and
(d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio securities and other Assets, or in connection with the transfer of such securities or other Assets; provided, however, that with respect to portfolio securities registered in so-called street name, or physical securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to the Fund. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to portfolio securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other Assets that are in default.

     Section 2.16.   Dividends, Distributions and Redemptions. To enable
the Fund to pay dividends or other distributions to shareholders of the
Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of the Fund (collectively, the "Shares"), the
Custodian shall promptly release cash or securities (a) in the case of cash, upon receipt of Proper Instructions, to one or more Distribution
Accounts (as hereinafter defined) designated by the Fund in such Proper
Instructions; or (b) in the case of securities, upon the receipt of Special
Instructions (as hereinafter defined) to such entity or account designated by the Fund in such Special Instructions. For purposes of this Agreement, a
"Distribution Account" shall mean an account established at a Banking
Institution designated by the Fund in Special Instructions.

     Section 2.17.   Proceeds from Shares Sold. The Custodian shall receive
funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall promptly credit such funds to the account of the Fund. The Custodian shall promptly notify the Fund of
Custodian's receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall:  (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such
Proper Instructions and at a time agreed upon between the Custodian and the
Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of the Fund.

     Section 2.18.   Proxies, Notices, Etc. The Custodian shall deliver or
cause to be delivered to the Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the
Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.
Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. The Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the
Shareholder Communications Act of 1985, for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the
Custodian otherwise in writing.

     Section 2.19.   Bills and Other Disbursements. Upon receipt of Proper
Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of the Fund.

     Section 2.20.   Nondiscretionary Functions. The Custodian shall attend
to all nondiscretionary details not specifically covered by this Agreement in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other Assets held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

     Section 2.21.   Bank Accounts.

     (a)  Accounts with the Custodian. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank
Accounts") on the books of the Custodian; provided that such Bank
Account(s) shall be in the name of the Custodian or a nominee thereof, for the account of the Fund, and shall be subject only to draft or order of the
Custodian. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     (b)  Deposit Insurance. Upon receipt of Proper Instructions, the
Custodian shall take such action as the Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this
Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers, including, without limitation, the Federal Deposit
Insurance Corporation.

     Section 2.22.   Deposit of Fund Assets in Securities Systems. The
Custodian may deposit and/or maintain domestic securities owned by the Fund in:  (a) The Depository Trust Company; (b) the Participants Trust Company;
(c) any book-entry system as provided in (i) Subpart O of Treasury Circular
No. 300, 31 CFR 306.115 (ii) Subpart B of Treasury Circular Public Debt
Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (d) any other domestic clearing agency registered with the Securities and Exchange
Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934
(or as may otherwise be authorized by the Securities and Exchange
Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository; provided, however, that no such deposit or maintenance of securities may be made except with respect to those agencies and entities the use of which the Fund has previously approved by Special
Instructions (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     (A) The Custodian or any Subcustodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the
Custodian other than assets held as fiduciary, custodian or otherwise for customers.

     (B) The books and records of the Custodian shall at all times identify those securities belonging to the Fund which are maintained in a Securities
System.

     (C) The Custodian shall pay for securities purchased for the account of the Fund only upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and
(ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (iii)
receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (iv)
the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System relating to transfers of securities for the account of the Fund shall identify the Fund, and shall be maintained for the Fund by the Custodian. The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of the
Fund. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper Instructions, by computer or in such other manner as the Fund and Custodian may agree in writing.

     (D) The Custodian shall, if requested by the Fund pursuant to Proper
Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

     (E) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of the Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the Fund maintained with such Securities System.

     Section 2.23.   Other Transfers. Upon receipt of Special Instructions,
the Custodian shall make such other dispositions of securities, funds, or other Assets of the Fund in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special
Instructions relating to such disposition shall include a statement of the purposes for which the delivery is to be made, the amount of funds, Assets and/or securities to be delivered and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

     Section 2.24.   Establishment of Segregated Account. Upon receipt of
Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities or other Assets of the Fund, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained:  (a) for the purposes set forth in Section 2.09,
2.10 and 2.11 hereof; (b) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as may be set forth, from time to time, in Special
Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this Section 2.24.

     Section 2.25.   Custodian's Books and Records. The Custodian shall
provide any assistance reasonably requested by the Fund in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other Assets held for the accounts of the Fund as required by the rules and regulations of the
SEC applicable to investment companies registered under the 1940 Act,
including, but not limited to:   (a) journals or other records of original
entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer,
(ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of the Fund, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), and (v) dividends and interest received; and (c)
cancelled checks and bank records relating thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the Fund and shall be available during normal business hours for inspection and use by the Fund and its agents, including without limitation, its independent certified public accountants.
Notwithstanding the preceding sentence, the Funds shall not take any actions or cause the Custodian to take any actions which would knowingly cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders. Notwithstanding the provisions of this Section 2.25, in the event the Fund purchases cash, securities and other Assets requiring the use of a Domestic Subcustodian or Foreign Sub-
Subcustodian, the Custodian shall be entitled to rely upon and use the books, records and accountings of the Domestic Subcustodian as its means of accounting to the Fund for all cash, securities and other Assets deposited with such entities; provided however, that such books, records and accountings on which the Bank may rely must be maintained in the United
States by such Domestic Subcustodian and, provided further, that any agreement between the Custodian and such Domestic Subcustodian must state that the Domestic Subcustodian agrees to make any records available upon request and preserve, for the periods described in Rule 31a-2 of the 1940
Act, the records required to be maintained by Rule 31a-1 of the 1940 Act.
In no event shall the Custodian be entitled to rely upon and use books, records and accountings which are maintained outside of the United States.

     Section 2.26.   Opinion of Fund's Independent Certified Public
Accountants. The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form
N-1A and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

     Section 2.27.   Reports by Independent Certified Public Accountants.
At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian.
Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the
Custodian.

     Section 2.28.   Overdraft Facility. In the event that the Custodian is
directed by Proper Instructions to make any payment or transfer of funds on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the
Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment. Any Overdraft provided hereunder:
(a) shall be payable on the next business day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The purpose of such Overdrafts is to temporarily finance extraordinary or emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing ("Overdraft Notice") of any
Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. The Custodian shall have a right of set-off against all Assets (except for Assets held in a segregated margin account or otherwise pledged in connection with options or futures contracts held for the benefit of the Fund and for Assets allocated to any other Overdraft or loan made hereunder); provided, however, the Custodian shall promptly notify the Fund in writing of any intent to exercise a right of set-off against Assets hereunder and shall not exercise any such right of set-off against Assets hereunder unless and until the Fund has failed to pay (within ten (10) days after the Fund's receipt of such notice of intent to exercise a right of set-off), any Overdraft, together with all accrued interest thereon. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the only rights or remedies which the Custodian is entitled to with respect to Overdrafts is the right of set-off granted herein.

                                ARTICLE III
                PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
                          AND RELATED MATTERS

     Section 3.01. Proper Instructions and Special Instructions.

     (a)  Proper Instructions. As used herein, the term "Proper
Instructions" shall mean:  (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by two or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by  one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper
Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the  Custodian's receipt of such confirmation. The
Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper
Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     (b)  Special Instructions. As used herein, the term "Special
Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any
other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission or in such other manner as the Fund and the Custodian agree in writing.

     (c)  Address for Proper Instructions and Special Instructions. Proper
Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

     Section 3.02.   Authorized Persons. Concurrently with the execution of
this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified as appropriate by a
Treasurer or Assistant Treasurer of the Fund, a certificate setting forth:
(a) the names, titles, signatures, and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund
(collectively, the "Authorized Persons" and individually, an "Authorized
Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Proper Instructions or to issue
Special Instructions, such persons shall no longer be considered an
Authorized Person or authorized to issue Special Instructions.

     Section 3.03.   Persons Having Access to Assets of the Portfolios.
Notwithstanding anything to the contrary contained in this Agreement, no
Authorized Person, Director, officer, employee or agent of the Fund shall have physical access to the Assets of the Fund held by the Custodian nor shall the Custodian deliver any Assets of the Fund to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit
(a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to Assets of the Fund prohibited by this Section 3.03; or (b) the Fund's independent certified public accountants from examining or reviewing the Assets of the
Fund held by the Custodian. The Fund will deliver from time to time a written certificate executed by two Authorized Persons identifying such
Authorized Persons, Directors, officers, employees and agents of the Fund.
Notwithstanding the foregoing, to the extent that the person acting on behalf of the Custodian in making such delivery has actual knowledge that any person is an Authorized Person, Director, officer, employee or agent of the Fund, the Custodian will comply with this Section 3.03 as if the name of such Authorized Person, Director, officer, employee or agent had been contained in a written certificate provided pursuant to this Section 3.03.

     Section 3.04.   Actions of Custodian Based on Proper Instructions and
Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

                                 ARTICLE IV
                             SUBCUSTODIANS

     From time to time, in accordance with the relevant provisions of this
Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians and Special Subcustodians (each as hereinafter defined) to act on behalf of the Fund; and (ii) the Custodian may be directed, pursuant to an agreement between the Fund and the Custodian ("Delegation Agreement"), to appoint a
Domestic Subcustodian to perform the duties of the Foreign Custody Manager
(as such term is defined in Rule 17f-5 under the 1940 Act) ("Approved
Foreign Custody Manager") so long as the Domestic Subcustodian is so eligible under the 1940 Act. Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign
Custody Manager must be governed by a written agreement between the
Custodian and the Domestic Subcustodian, which provides for compliance with
Rule 17f-5. The Approved Foreign Custody Manager may appoint a Foreign Sub-
Subcustodian or Interim Sub-Subcustodian (each as hereinafter defined) in accordance with this Article IV. For purposes of this Agreement, all
Domestic Subcustodians, Special Subcustodians, Foreign Sub-Subcustodians
and Interim Sub-Subcustodians shall be referred to collectively as
"Subcustodians".

     Section 4.01.   Domestic Subcustodians. The Custodian may, at any time
and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity any of which meet requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act as agent for the Custodian on behalf of the Fund as a subcustodian for purposes of holding cash, securities and other Assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian");
provided, that, the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least sixty (60) days prior to the desired appointment of such Domestic
Subcustodian, and the Fund will notify the Custodian, in writing signed by two or more Authorized Persons, of approval or disapproval of the appointment of the proposed Domestic Subcustodian; and provided, further, that the Custodian may not appoint any such Domestic Subcustodian without such prior written approval of the Fund by such Authorized Persons. Each such duly approved Domestic Subcustodian and the countries where Foreign
Sub-Subcustodians through which they may hold securities and other Assets of the Fund shall be as agreed upon by the parties hereto in writing, from time to time, in accordance with the provisions of Section 9.04 hereof (the
"Subcustodian List").

    Section 4.02.  Foreign Sub-Subcustodians and Interim Sub-Subcustodians.

     (a)  Foreign Sub-Subcustodians. The Approved Foreign Custody Manager
may appoint any entity meeting the requirements of an Eligible Foreign
Custodian, as such term is defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940
Act or by SEC order is exempt therefrom (each a "Foreign Sub-
Subcustodian"), provided that the Approved Foreign Custody Manager's appointments of such Eligible Foreign Custodians shall at all times be governed by an agreement that complies with Rule 17f-5.

     (b)  Interim Sub-Subcustodians. Notwithstanding the foregoing, in the event that the Fund shall invest in a security or other Asset to be held in a country in which the Approved Foreign Custody Manager has not appointed a
Foreign Sub-Subcustodian or for which the Fund has otherwise directed that a specific Foreign Sub-Subcustodian be used, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and
Custodian shall agree in writing of the unavailability of an approved
Foreign Sub-Subcustodian in such country; and upon the receipt of Special
Instructions, the Custodian shall, or shall cause the Approved Foreign
Custody Manager to, appoint or approve any Person (as hereinafter defined)
designated by the Fund in such Special Instructions, to hold such security or other Asset. The subcustodian agreement between the Custodian and the
Interim Sub-Subcustodian (as hereinafter defined) shall comply with the provisions of the 1940 Act and the rules and regulations thereunder
(including Rule 17f-5, if applicable) and the terms and provisions of this
Agreement. The Custodian shall comply with Section 4.02(a) hereof with respect to the appointment of an Interim Sub-Subcustodian. (Any Person appointed or approved as the sub-subcustodian pursuant to this Section
4.02(b) is hereinafter referred to as an "Interim Sub-Subcustodian.")

     (c)  In the event that the Approved Foreign Custody Manager or its delegate reasonably determines that such Person will not provide delegation services (i) in a country in which the Fund has directed that the Fund shall invest in a security or other Asset or (ii) with respect to a specific Foreign Sub-Subcustodian which the Fund has directed be used, the
Approved Foreign Custody Manager or the Custodian (or its agent), as applicable, shall be entitled to rely on any such instruction provided pursuant to Section 4.02(b) as a Proper Instruction and shall have no duties or liabilities under this Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance; provided that the Delegation Agreement and this
Agreement shall not constitute the Approved Foreign Custody Manager or the
Custodian (or its agent), as the exclusive delegate of the Fund for purposes of Rule 17f-5 and, particularly where such Person does not agree to provide fully the services under this Agreement and the Delegation
Agreement to the Fund with respect to a particular country or specific
Foreign Sub-Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

     Section 4.03.   Special Subcustodians. Upon receipt of Special
Instructions, the Custodian shall, on behalf of the Fund, appoint one or more banks, trust companies or other entities designated in such Special
Instructions to act as a subcustodian for the purpose of (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities, (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iii)
effecting any other transactions designated by the Fund in Special
Instructions. (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.")  Each such duly appointed Special
Subcustodian shall be listed on the Subcustodian List. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement. The
Custodian shall not amend any subcustodian agreement entered into with a
Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

     Section 4.04.   Termination of a Subcustodian. The Custodian shall (i)
cause each Domestic Subcustodian to, and (ii) use its best efforts to cause each Interim Sub-Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Domestic Subcustodian and Special Subcustodian or between the Domestic Subcustodian and an
Interim Sub-Subcustodian. In the event that the Custodian is unable to cause such subcustodian or sub-subcustodian to fully perform its obligations thereunder, the Custodian shall promptly notify the Fund in writing and forthwith, upon the receipt of Special Instructions, terminate or cause the termination of such Subcustodian or Sub-Subcustodian with respect to the Fund and, if necessary or desirable, appoint or cause the appointment of a replacement Subcustodian or Sub-Subcustodian in accordance with the provisions of this Article IV. In addition to the foregoing, the
Custodian (A) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian which is not an approved
Foreign Custody Manager, and (B) shall, upon receipt of Special
Instructions, terminate any Special Subcustodian or Domestic Subcustodian which is an Approved Foreign Custody Manager with respect to the Fund, in accordance with the termination provisions under the applicable subcustodian agreement, and (C) shall, upon receipt of Special
Instructions, cause the Domestic Subcustodian to terminate any Foreign Sub-
Subcustodian or Interim Sub-Subcustodian as to its use of such entities with respect to the Fund, in accordance with the termination provisions under the applicable sub-subcustodian agreement.

     Section 4.05.   Certification Regarding Foreign Sub-Subcustodians.
Upon request of the Fund, the Custodian shall deliver, or cause any
Approved Foreign Custody Manager to deliver, to the Fund a certificate stating:  (i) the identity of each Foreign Sub-Subcustodian then acting on behalf of the Custodian; (ii) the countries in which the Eligible
Securities Depositories (as defined in Section 4.06) through which each
Foreign Sub-Subcustodian is then holding cash, securities and other Assets of the Fund; and (iii) such other information as may be requested by the
Fund to ensure compliance with rules and regulations under the 1940 Act.

     Upon request of the Fund, the Custodian also shall deliver, or cause any Domestic Subcustodian that has been approved as a Foreign Custody
Manager to deliver, to the Fund:  (i) legal opinions relating to whether local law restricts with respect to U.S.-registered mutual funds (a) access of a fund's independent public accountants to books and records of a
Foreign Sub-Subcustodian, foreign Securities Depository or foreign Clearing
Agent, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Subcustodian, foreign Securities Depository or foreign Clearing Agent, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Subcustodian, foreign Securities Depository or foreign Clearing Agent, and (d) the ability of a foreign investor (such as a fund) to convert cash and cash equivalents to U.S. dollars; (ii) a summary of information regarding foreign Securities Depositories and foreign Clearing Agents; and (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c)
currency restrictions, (d) buy-in practices, (e) foreign ownership limits and (f) unique market arrangements.

     Section 4.06.   Securities Depositories.

     (a)  The Custodian (or its agent) may place and maintain the Fund's
Foreign Assets (as defined in Rule 17f-5 under the 1940 Act) with an
Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets).

     (b)  The Custodian (or its agent) shall, for evaluation by the Fund or its adviser, provide an analysis of the custody risks associated with maintaining the Fund's Foreign Assets with each Eligible Securities
Depository utilized directly or indirectly by the Custodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the initial placement of the
Fund's Foreign Assets at such Depository) and at which any Foreign Assets of the Fund are held or are expected to be held. The Custodian (or its agent) shall monitor the custody risks associated with maintaining the
Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks.

     (c)  Based on the information available to it in the exercise of diligence, the Custodian (or its agent) shall determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund's Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible. A list of
Eligible Securities Depositories used by the Custodian directly or indirectly as of the date hereof is attached as Appendix A. Notwithstanding
Section 9.04 hereof, Eligible Securities Depositories may, subject to Rule
17f-7, be added to the list from time to time.

     (d)  Withdrawal of Assets. If an arrangement with an Eligible
Securities Depository no longer meets the requirements of Rule 17f-7, the
Custodian (or its agent) will withdraw the Fund's Foreign Assets from such depository as soon as reasonably practicable.

     (e)  Standard of Care. In fulfilling its responsibilities under this
Section 4.06, the Custodian will exercise reasonable care, prudence and diligence.

     Section 4.07.   The Fund shall not place or maintain any of the Fund's
Foreign Assets in any country, and shall as promptly as practicable withdraw the Fund's Foreign Assets from any country, that is identified in the Global Custody Network Listing provided by the Custodian (or its agent)
as a country where the liability or responsibility of the Approved Foreign
Custody Manager or the Custodian (or its agent) is conditioned or predicated on the ability of the Approved Foreign Custody Manager or the
Custodian (or its agent) to recover damages from the Foreign Sub-
Subcustodian in such country.

                                 ARTICLE V
                   STANDARD OF CARE:  INDEMNIFICATION

     Section 5.01.   Standard of Care.

     (a)  General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund resulting from the failure of the
Custodian to exercise such reasonable care and diligence.

     (b)  Actions Prohibited by Applicable Law, Etc. In no event shall the
Custodian incur liability hereunder if the Custodian or any Subcustodian or
Securities System, or any subcustodian, Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any
Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i)
any provision of any present or future law or regulation or order of the
United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction
(and the Custodian nor any other Person shall not be obligated to take any action contrary thereto); or (ii) any "Force Majeure," which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the
Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustody agreement or by any other agent of the
Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the negligence, misfeasance or misconduct of the Custodian. Such Force Majeure events may include any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

Subject to the Custodian's general standard of care set forth in Section
5.01(a) hereof and the requirements of Section 17(f) of the 1940 Act and
Rules 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any (i) "Sovereign
Risk," which for the purpose of this Agreement shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency,
(e) the imposition of taxes, levies or other charges affecting investments,
(f) any change in the applicable law, or (g) any other economic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation Agreement, or
(ii) "Country Risk," which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalance of crime and corruption except for crime or corruption by the Eligible Foreign
Custodian, or its employees, directors or officers, (b) the inaccuracy or unreliability of business and financial information (unrelated to the
Approved Foreign Custody Manager's duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not affect any liability that the Custodian otherwise would have under the Delegation Agreement or with respect to foreign subcustodians and securities depositories under this Agreement, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of the Fund's Foreign Assets held in custody pursuant to the terms of this Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country
Risk shall include the custody risk of a particular Eligible Foreign
Custodian of the Fund's Foreign Assets.

     (c)  Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Fund, (i) the
Custodian shall, (ii) the Custodian shall cause any applicable Domestic
Subcustodian or Foreign Sub-Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Sub-Subcustodian or
Special Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund.

     (d)  Advice of Counsel. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the written advise of (i) counsel for the Fund, or (ii) at the expense of the
Custodian, such other counsel as the Fund and the Custodian may agree upon in writing; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01 (a).

     (e)  Expenses of the Fund. In addition to the liability of the
Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and all expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim;
provided however, that the Fund has recovered from the Custodian for such claim.

     (f)  Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian in reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's employment hereunder which the Custodian has no reason to believe are inaccurate or incomplete after reasonable inquiry.

     Section 5.02.  Liability of the Custodian for Actions of Other Persons.

     (a)  Domestic Subcustodian and Foreign Sub-Subcustodian. The Custodian
shall be liable for the actions or omissions of any Domestic Subcustodian or Foreign Sub-Subcustodian (excluding any Eligible Securities Depository appointed by them) to the same extent as if such actions or omissions were performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Sub-
Subcustodian for which the Custodian would otherwise be liable, the
Custodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense.

     (b)  Special Subcustodians, Interim Sub-Subcustodians, Security
Systems, Securities Depositories and Clearing Agencies. The Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of a Special
Subcustodian, Interim Sub-Subcustodian, Securities System or Eligible
Securities Depository unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian;
provided, however, in the event of any such loss, damage or expense, the
Custodian shall take all reasonable steps to enforce such rights as it may have against such Special Subcustodian, Interim Sub-Subcustodian, Security
System, or Eligible Securities Depository to protect the interest of the
Fund.

     (c)  Reimbursement of Expenses. The Fund agrees to reimburse the
Custodian for all reasonable out-of-pocket expenses incurred by the
Custodian in connection with the fulfillment of its obligations under
Section 5.01(c) as it relates to Interim Sub-Subcustodians and Special
Subcustodians and 5.02(b); provided however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

     Section 5.03.   Indemnification by Fund.

     (a)  Indemnification Obligations of Fund. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, the
Fund agrees to indemnify any Person against liability incurred by reason of taxes assessed to such Person resulting from the fact that securities and other property of the Fund are registered in the name of such Person in accordance with the provisions of this Agreement; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person. It is also understood that the Fund agrees to indemnify and hold harmless the
Custodian and its nominee for any loss arising from a foreign currency transaction or contract, where the loss results from a Sovereign Risk
(defined in Section 5.01(b)) or where any Person maintaining securities, currencies, deposits or other Assets of the Fund in connection with any such transactions has exercised reasonable care maintaining such property or in connection with any such transaction involving such Assets. A
"Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution.

     (b)  Notice of Litigation. Right to Prosecute, Etc. The Fund shall not be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified the Fund in writing of the commencement of any litigation or proceeding brought against the Custodian or other Person in respect of which indemnity may be sought under this Section 5.03. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing it obligation to indemnify the Person with respect to such litigation or proceeding. If the Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, or if the Fund chooses not to so participate, the Custodian or other Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent which consent shall not be unreasonably withheld or delayed. All
Persons shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

     Section 5.04.   Investment Limitations. If the Custodian has otherwise
complied with the terms and conditions of this Agreement in performing its duty generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for the Fund, the Custodian shall not be liable to the Fund and the Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the
Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject except for violations of which the Custodian has actual knowledge. For purposes of this Section 5.04 the term "actual knowledge" shall mean knowledge gained by the Custodian by means other than from any prospectus published by the Fund or contained in any filing by the Fund with the SEC.

     Section 5.05.   Fund's Right to Proceed. Notwithstanding anything to
the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System or other Person for loss, damage or expense caused the Fund by such Subcustodian, Securities
System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss, expense or damage. If the Custodian makes the Fund whole for any such loss, expense or damage, the Custodian shall retain the ability to enforce its rights directly against such
Subcustodian, Securities System or other Person. Upon the Fund's election to enforce any rights of the Custodian under this Section 5.05, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian's consent and provided further, that if the Fund has not made an acknowledgement of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian. Nothing contained in this
Section 5.05 shall be construed as an obligation of the Fund to enforce the
Custodian's rights. The Fund agrees to reimburse the Custodian for out-of-
pocket expenses incurred by it in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

     Section 5.06.   Indemnification by Custodian.

     (a)  Indemnification Obligations of Custodian. Subject to the
limitations set forth in this Agreement and in addition to the reimbursement obligations provided in Section 5.02(a), the Custodian agrees to indemnify and hold harmless the Fund and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Fund or its nominee caused by or arising from the failure of the Custodian, its nominee, employees or agents to comply with the terms or conditions of this Agreement or arising out of the negligence, misfeasance or misconduct of the Custodian or its nominee.

     (b)  Notice of Litigation, Right to Prosecute, Etc. The Custodian
shall not be liable for indemnification under this Section 5.06 unless the
Fund shall have promptly notified the Custodian in writing of the commencement of any litigation or proceeding brought against the Fund in respect of which indemnity may be sought under this Section 5.06. With respect to claims in such litigation or proceedings for which indemnity by the Custodian may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Custodian shall be entitled to participate in any such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Custodian may be subject to an indemnification obligation; provided, however, the Fund shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Custodian has not acknowledged in writing its obligation to indemnify the Fund with respect to such litigation or proceeding. If the
Custodian is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, or if the Custodian chooses not to so participate, the Fund shall not consent to the entry of any judgement or enter into any settlement in any such litigation or proceeding without providing the
Custodian with adequate notice of any such settlement or judgement, and without the Custodian's prior written consent which consent shall not be unreasonably withheld or delayed. The Fund shall submit written evidence to the Custodian with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Custodian may reasonably request.

     Section 5.07.   Custodian's Right to Proceed. Notwithstanding anything
to the contrary contained herein, the Custodian shall have, at its election upon reasonable notice to the Fund, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Fund's rights against any Subcustodian, Securities System or other Person for loss, damage or expense caused the Custodian by such Subcustodian, Securities
System or other Person, which the Fund may have as a consequence of any such loss, damage or expense, if and to the extent that the Custodian has not been made whole for any such loss, expense or damage. If the Fund makes the Custodian whole for any such loss, expense or damage, the Fund shall retain the ability to enforce its rights directly against such
Subcustodian, Securities System or other Person. Upon the Custodian's election to enforce any rights of the Fund under this Section 5.07, the
Custodian shall reasonably prosecute all actions and proceedings directly relating to the rights of the Fund in respect of the loss, damage and expense incurred by the Custodian; provided that, so long as the Custodian has acknowledged in writing its obligation to indemnify the Fund under
Section 5.06 hereof with respect to such claim, the Custodian shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Custodian without the Fund's consent and provided further, that if the Custodian has not made an acknowledgement of its obligation to indemnify, the Custodian shall not settle, compromise or terminate any such action or proceeding without the written consent of the Fund, which consent shall not be unreasonably withheld or delayed. The Fund agrees to cooperate with the Custodian and take all actions reasonably requested by the Custodian in connection with the Custodian's enforcement of any rights of the Fund. Nothing contained in this Section 5.07 shall be construed as an obligation of the Custodian to enforce the Fund's rights. The Custodian agrees to reimburse the Fund for out-of-pocket expenses incurred by it in connection with the fulfillment of its obligations under this Section 5.07; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Fund.

                                 ARTICLE VI
                              COMPENSATION

     For the initial three year period beginning on the effective date of this Agreement, the Fund shall compensate the Custodian in the amount and at the times specified in Appendix A attached hereto. Thereafter, the Fund shall compensate the Custodian in the amount, and at times, as may be agreed upon in writing, from time to time, by the Custodian and the Fund.

                                ARTICLE VII
                              TERMINATION

     This Agreement shall continue in full force and effect until the first to occur of:  (a) termination by the Custodian by an instrument in writing delivered or mailed (certified mail, return receipt requested) to the Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery or receipt; (b) termination by the Fund by an instrument in writing delivered or mailed (certified mail, return receipt requested) to the Custodian, such termination to take effect not sooner than ninety (90) days after the date of such delivery or receipt; or (c)
termination by the Fund by an instrument in writing delivered to the
Custodian, based upon the Fund's determination that there is reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as the Fund shall designate. In the event of termination pursuant to this Article VII, the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Fund setting forth such fees and expenses. The Fund shall identify in any notice of termination a successor custodian to which the cash, securities and other
Assets of the Fund shall, upon termination of this Agreement, be delivered.
In the event that securities and other Assets remain in the possession of the Custodian after the date of termination hereof owing to failure of the
Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other Assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect for such period. In the event of the appointment of a successor custodian, the cash, securities and other Assets owned by the Fund and held by the Custodian, any Subcustodian or nominee shall be delivered, at the terminating party's expense, to the successor custodian; and the Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

                                ARTICLE VIII
                             DEFINED TERMS

     The following terms are defined in the following sections:

Term                                         Section
Account                                      2.22(A)
ADRs                                         2.06
Approved Foreign Custody Manager             Article IV
Assets                                       Article I
Authorized Person                            3.02
Banking Institution                          2.12
Bank Accounts                                2.21
Country Risk                                 5.01(b)
Delegation Agreement                         Article IV
Distribution Account                         2.16
Domestic Subcustodian                        4.01
Eligible Foreign Custodian                   4.02(a)
Eligible Securities Depository               4.06(a)
Force Majeure                                5.01(b)
Foreign Assets                               4.06(a)
Foreign Custody Manager                      Article IV
Foreign Sub-Subcustodian                     4.02(a)
Institutional Client                         2.03
Interest Bearing Deposit                     2.12
Interim Sub-Subcustodian                     4.02(b)
OCC                                          2.09
Overdraft                                    2.28
Overdraft Notice                             2.28
Person                                       5.01(b)
Procedural Agreement                         2.10
Proper Instructions                          3.01(a)
SEC                                          2.22
Securities System                            2.22
Shares                                       2.16
Sovereign Risk                               5.01(b)
Special Instructions                         3.01(b)
Special Subcustodian                         4.03
Subcustodian                                 Article IV
1940 Act                                     Preamble

                                 ARTICLE IX
                             MISCELLANEOUS

     Section 9.01.   Execution of Documents, Etc.

     (a)  Actions by the Fund. Upon request, the Fund shall execute and deliver to the Custodian  such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

     (b)  Actions by Custodian. Upon receipt of Proper Instructions, the
Custodian shall execute and deliver to the Fund or to such other parties as the Fund may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby and designated therein.

     Section 9.02.   Representations and Warranties.

     (a)  Representations and Warranties of the Fund. The Fund hereby represents and warrants that each of the following shall be true, correct and complete as of the date of execution of this Agreement and, unless notice to the contrary is provided by the Fund to the Custodian, at all times during the term of this Agreement:  (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act or is a series of portfolio of such entity; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional
Information.

     (b)  Representations and Warranties of the Custodian. The Custodian
hereby represents and warrants that each of the following shall be true, correct and complete as of the date of execution of this Agreement and, unless notice to the contrary is provided by the Custodian to the Fund, at all times during the term of this Agreement:  (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to serve as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power (x)
have been duly authorized by all necessary action, and (y) will not (A)
contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the
Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof. The Custodian acknowledges receipt of a copy of the Fund's most recent Prospectus and Statement of Additional Information.

     Section 9.03.   Entire Agreement. This Agreement and the Delegation
Agreement, as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supercedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the
Fund and the Custodian.

     Section 9.04.   Waivers and Amendments. No provisions of this
Agreement may be waived, amended or deleted except by a statement in writing signed by the party against which enforcement of such waiver, amendment or deletion is sought.

     Section 9.05.   Interpretation. In connection with the operation of
this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     Section 9.06.   Captions. Headings contained in this Agreement, which
are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

     Section 9.07.   Governing Law. This Agreement shall be construed in
accordance with and governed by the laws of the State of Missouri, in each case without giving effect to principles of conflicts of law.

     Section 9.08.   Notices. Except in the case of Proper Instructions or
Special Instructions, and as otherwise provided in this Agreement, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission or as otherwise agreed to by the Fund and the Custodian in writing (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

    (a)  If to the Fund:

         W&R Target Funds, Inc. Micro Cap Growth Portfolio
         6300 Lamar Avenue
         Overland Park, Kansas  66202
         Attn:  Fund Treasurer
         Telephone: 913-236-2000
         Telefax:   913-236-1595
         CC:  Fund Secretary

    (b)  If to the Custodian:

         UMB Bank, n.a.
         928 Grand Avenue, 10th Floor
         Kansas City, Missouri  64106
         Attn:  Securities Administration
         Telephone: 816-860-7764
         Telefax:   816-860-4869

or such other address as either party may have designated in writing to the other party hereto.

     Section 9.09.   Assignment.  This Agreement shall be binding on and
shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     Section 9.10.   Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original. This
Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     Section 9.11.   Confidentiality; Survival of Obligations.  The parties
hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodians, any auditor or examiner of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.11 and Section 9.01, 9.07, Section 2.28, Section 3.04,
Section 4.05, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this
Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

W&R TARGET FUNDS, INC., on             UMB BANK, n.a.
behalf of the MICRO CAP GROWTH
PORTFOLIO series

By:  _________________________          By:  _____________________________
Name:  Kristen A. Richards              Name:  Ralph Santoro

Title:  Vice President                  Title:  Senior Vice President

                               APPENDIX A
                                   to
                           CUSTODIAN AGREEMENT
                                 between
                         W&R TARGET FUNDS, INC.
                            on behalf of the
                    MICRO CAP GROWTH PORTFOLIO series
                                   and
                             UMB BANK, N.A.

                    Dated as of ______________, 2003

    The Fund shall be responsible for providing the Custodian the net asset levels the Custodian requires to calculate the net asset portion of the Custodian's fees. Such determinations shall be based upon the average monthly assets of each Fund and shall specify the level of domestic assets and foreign assets by country, as appropriate. Domestic assets shall include all assets held in the United States including but not limited to
American Depositary Receipts. Foreign assets shall include all assets held outside the United States including but not limited to securities which clear through Euroclear or CEDEL. The Custodian will provide as soon as practicable after receiving the information provided by the Fund with respect to the net asset level numbers, a bill for the Fund, including such reasonable detail in support of each bill as may be reasonably requested by the Fund. As used in this Appendix A, "Advisors Funds" shall mean all funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc., W&R Funds,
Inc., Waddell & Reed InvestEd Portfolios, Inc. and Ivy Fund.

                       DOMESTIC CUSTODY FEE SCHEDULE

A.  Annual Fee (combining all domestic assets):

    An annual fee to be computed as of month end and payable each month of the Fund's fiscal year (after receipt of the bill issued to each Fund based upon its portion of domestic assets), at the annual rate of:

    .00003 for the first $5,000,000,000 of the net assets of all the
    Advisors Funds, plus
    .0000275 for the next $10,000,000,000 of the net assets of all the
    Advisors Funds, plus
    .0000265 for any net assets exceeding $15,000,000,000 of the assets of all the Advisor Funds

B.   Portfolio Transaction Fees (billed to each Fund):

    (a)  For each portfolio transaction* processed through a
         Depository (DTC, PTC or Fed)                           $ 5.25
    (b)  For each portfolio transaction* processed through
         the New York office (physical settlement)              $20.00
    (c)  For each futures/option contract written               $25.00
    (d)  For each principal/interest paydown                    $ 5.75
    (e)  For each interfund note transaction                    $ 6.00
    (f)  Fed                                                    $ 8.00

    * A portfolio transaction includes a receive, delivery, maturity, free security movement and corporate action.

C.  Earnings Credits:

    Positive earnings credits will be applied on all collected custody and cash management balances of each Fund at the Custodian to earn the
    Custodian's daily repurchase agreement rate less reserve requirements and FDIC premiums. Negative earnings credits will be charged on all uncollected custody and cash management balances of each Fund at the
    Custodian's prime rate less 150 basis points on each day a negative balance occurs. Positive and/or negative earnings credits will be monitored daily for each Fund and the net positive or negative amount for each Fund will be included in the monthly statements. Excess positive credits for each Fund will be carried forward indefinitely.

D.  Out-of-Pocket Expenses (passed directly from Special Subcustodians):

    Includes all charges by any Special Subcustodian to the Custodian as
    Custodian for any Assets held at the Special Subcustodian.

                          GLOBAL CUSTODY FEE SCHEDULE

A.  Global Fee Schedule:
    Market:                         Annual Asset Fees      Transaction Fees
    Argentina                          .0018               $ 55
    Australia                          .0003               $ 40
    Austria                            .000525             $ 40
    Bangladesh                         .0006               $140
    Belgium (Equity)                   .000325             $ 40
    Belgium (Fixed Income)             .00034              $ 40
    Bolivia                            .0045               $100
    Botswana                           .0060               $135
    Brazil                             .0017               $ 55
    Bulgaria                           .0060               $135
    Canada                             .00019              $ 18
    Cedel/Euroclear (Fixed Income)     .00017              $ 17
    Cedel/Euroclear (Equity)           .00045              $ 17
    Chile                              .0015               $ 65
    China                              .0015               $ 65
    Colombia                           .0037               $100
    Croatia                            .0070               $135
    Czech Republic (Equity)            .0023               $ 50
    Czech Republic (Fixed Income)      .0014               $ 50
    Denmark                            .00035              $ 40
    Equador                            .0040               $110
    Egypt                              .0040               $120
    Estonia                            .0040               $ 90
    Finland                            .00035              $ 40
    France                             .00024              $ 23
    Germany                            .00024              $ 21
    Greece (Equity)                    .0020               $ 50
    Greece (Fixed Income)              .0013               $ 50
    Hong Kong                          .000375             $ 48
    Hungary (Physical Equity)          .0029               $ 70
    Hungary (Keler Eq/Fi)              .0023               $ 70
    India                              .0035               $ 80
    Indonesia                          .0007               $ 70
    Ireland                            .00015              $ 18
    Israel                             .0015               $ 75
    Italy                              .00019              $ 25
    Japan                              .00019              $ 26
    Jordan                             .0040               $115
    Korea                              .0010               $ 48
    Latvia                             .0060               $ 85
    Lithuania                          .0050               $ 85
    Malaysia                           .0007               $ 60
    Mauritius                          .0055               $165
    Mexico                             .00044              $ 28
    Morocco                            .0040               $135
    Netherlands                        .00019              $ 21
    New Zealand                        .000375             $ 70
    Norway                             .000285             $ 38
    Pakistan                           .0040               $110
    Panama                             .0070               $135
    Peru                               .0040               $ 90
    Philippines                        .0015               $ 70
    Poland                             .0031               $ 80
    Portugal                           .00095              $ 65
    Romania                            .0035               $ 80
    Russia (Equity)                    .0060               $100
    Russia (Fixed Income)              .0050               $100
    Singapore                          .000375             $ 50
    Slovakia                           .0035               $ 65
    Slovinia                           .0070               $165
    South Africa                       .000375             $ 45
    Spain                              .000375             $ 51
    Sri Lanka                          .0025               $ 55
    Sweden                             .0003               $ 40
    Switzerland                        .00021              $ 31
    Taiwan                             .0015               $ 70
    Thailand                           .00085              $ 65
    Turkey                             .0015               $ 50
    U.K.                               .000135             $ 14
    Uruguay                            .0035               $ 85
    Venezuela                          .0037               $ 90
    Zimbabwe                           .0060               $145

Note: Fee Schedule eliminates sub-custodian asset and transaction-based out-of-pocket expenses. Other sub-custodian out-of-pocket expenses
      (i.e. Scrip fees, stamp duties, certificate fees, etc.)

B.  Out-of-Pocket Expenses (passed directly from Citibank):

    Includes, but is not limited to telex, legal, telephones, postage, and direct expenses including but not limited to tax reclaim, customized systems programming, certificate fees, duties, and registration fees.

                            SUBCUSTODIAN LIST
                     PURSUANT TO CUSTODIAN AGREEMENT
                                 between
                         W&R TARGET FUNDS, INC.
                            on behalf of the
                    MICRO CAP GROWTH PORTFOLIO series
                                   and
                             UMB BANK, n.a.

                  Dated as of __________________, 2003

The following is a list of  Foreign Subcustodians and Special Subcustodians under the Custodian Agreement as amended:

A.    Foreign Sub-Custodians

COUNTRY          SUBCUSTODIAN                     DEPOSITORIES

ARGENTINA    CITIBANK, NA                            CDV
                                                     CRYL

AUSTRALIA    CITICORP NOMINEES PTY                   Austraclear
                                                     CHESS

AUSTRIA      CITIBANK, NA (through Milan)            OeKB

BANGLADESH   STANDARD CHARTERED BANK (SCB)           None

BELGIUM      FORTIS BANK                             CIK
                                                     NBB
                                                     Euroclear

BELGIUM      CITIBANK, NA Clearing Only              CIK
             (through Milan)                         NBB

BERMUDA      BANK OF BERMUDA                         BSD

BOLIVIA      CITIBANK, NA                            None

BOTSWANA     BARCLAYS BANK OF BOTSWANA LIMITED       None

BRAZIL       CITIBANK, NA                            CBLC
                                                     CETIP
                                                     SELIC

BULGARIA     SG EXPRESSBANK                          BNB
                                                     CDAD

CANADA       CITIBANK CANADA                         CDS

CHILE        CITIBANK, NA                            DCV

CHINA        CITIBANK, NA                            CSDCC Shanghai
                                                     CSDCC Shenzhen

COLOMBIA     CITITRUST COLOMBIA SA                   DCV
                                                     DECEVAL

COSTA RICA   BANCO BCT                               CEVAL

CROATIA      PRIVREDNA BANKA ZAGREB DD.              SDA
                                                     MoF

CZECH REPUBLIC CITIBANK, AS                          CNB
                                                     SCP

DENMARK      UNIBANK                                 VP

ECUADOR      CITIBANK, NA                            None

EGYPT        CITIBANK, NA                            MCSD

ESTONIA      HANSABANK LTD                           ECDS

FINLAND      NORDEA BANK FINLAND PLC                 FCSD

FRANCE       CITIBANK INTERNATIONAL PLC              Euroclear France

GERMANY      CITIBANK, AG                            CBF

GREECE       CITIBANK, NA                            CSD
                                                     BOGS

HONG KONG    CITIBANK, NA                            CMU
                                                     HKSCC

HUNGARY      CITIBANK RT                             KELER Ltd

INDIA        CITIBANK, NA                            NSDL
                                                     CDSL
                                                     RBI

INDONESIA    CITIBANK, NA                            KSEI

IRELAND      CITIBANK, NA                            CREST
                                                     Euroclear SA/NV

ISRAEL       BANK HAPOALIM                           SECH

ITALY        CITIBANK, NA                            MT

JAPAN        CITIBANK, NA                            BOJ
                                                     JASDEC

JORDAN       CITIBANK, NA                            None

KOREA        CITIBANK, NA                            KSD

LATVIA       HANSABANK                               BOL
                                                     LCD

LITHUANIA    HANSABANK                               CSDL

LUXEMBOURG   CLEARSTREAM BANKING (Luxembourg)        Clearstream

MALAYSIA     CITIBANK BERHAD                         BNM
                                                     MCD

MAURITIUS    HONGKONG & SHANGHAI BANKING CORP        CDS

MEXICO       BANAMEX SA                              Indeval

MOROCCO      CITIBANK MAGHREB                        MCLR

NETHERLANDS  CITIBANK, NA                            NECIGEF
                                                     NIEC

NEW ZEALAND  CITIBANK NOMINEES (NEW ZEALAND) LIMITED NZCSD

NORWAY       NORDEA BANK NORGE ASA                   VPS

PAKISTAN     CITIBANK, NA                            CDC
                                                     SBP

PERU         CITIBANK, NA                            CAVALI

PHILIPPINES  CITIBANK, NA                            PCD
                                                     ROSS

POLAND       BANK HANDLOWY W WARSZAWIE SA            NBP
                                                     NDS

PORTUGAL     CITIBANK INTERNATIONAL PLC              Interbolsa

PUERTO RICO  CITIBANK, NA                            None

ROMANIA      CITIBANK ROMANIA SA                     BSE
                                                     SNCDD

RUSSIA       ZAO CITIBANK                            VTB
                                                     NDC

SINGAPORE    CITIBANK, NA                            CDP

SLOVAKIA     CESKOSLOVENSKA OBCHODNI BANK AS (CSOB)  NBS
                                                     SCP

SLOVENIA     BANK AUSTRIA                            KDD

SOUTH AFRICA FIRST NATIONAL BANK OF                  CDL
               SOUTH AFRICA LIMITED                  STRATE

SPAIN        CITIBANK INTERNATIONAL PLC              CADE
                                                     SCLV

SRI LANKA    CITIBANK, NA                            CDS

SWEDEN       SKANDINAVISKA ENSKILDA BANKEN (SEB)     VPC

SWITZERLAND  CITIBANK, NA                            SIS

TAIWAN       CITIBANK, NA                            TSCD

THAILAND     CITIBANK, NA                            TSD

TURKEY       CITIBANK, NA                            CBT
                                                     Takasbank

UKRAINE      ING BANK                                MFS
                                                     NBU

UNITED KINGDOM CITIBANK, NA                          CMO
                                                     CRESTCO

VENEZUELA    CITIBANK, NA                            CVV
                                                     BCV

ZIMBABWE     BARCLAYS BANK OF ZIMBABWE LIMITED       None

B.  Special Subcustodians:

    Republic National Bank of New York
    The Bank of New York, n.a.